Exhibit 99.1

MSC.Software Has Filed Its Form 10-Q for the First Quarter ended March 31, 2006

MSC.Software is now current with its filings with the Securities and Exchange Commission

SANTA ANA, Calif. – July 10, 2006 - MSC.Software Corporation (OTC: MNSC), the leading global provider of enterprise simulation solutions including simulation software and services, today announced that it has filed its Form 10-Q for the first quarter ended March 31, 2006.

The Company will host a conference call today, at 1:30 pm pacific time (4:30 pm eastern) to discuss the first quarter results. This conference call will be webcast and can be accessed at the following URL: http://www.mscsoftware.com/ir/, or by dialing in to (800) 374-0151, or (706) 634-4981 for international callers. To participate in the live conference call, use the following conference ID code: 2699042.

For the second quarter ended June 30, 2006 the Company expects to report revenue in the range of $67 - $70 million compared to adjusted revenue of $64.7 million in the second quarter last year. The adjusted revenue for the second quarter ended June 30, 2005 exclude $2.2 million of revenue associated with the Company’s North America PLM business which was sold in March 2006. There is no North America PLM revenue reported in the second quarter results for 2006. In addition, for the second quarter ended June 30, 2006, it is estimated that software license revenue grew at approximately 15%. The revenue range and software revenue growth rate are estimates and may change pending the Company’s management and independent auditor’s completion of their normal quarterly closing and review procedures.

About MSC.Software Corporation

MSC.Software (OTC: MNSC) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs more than 1200 people in 23 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our 2005 Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.